OMB APPROVAL
OMB Number: 3235-0057
Expires: February 28, 2006
Estimated average burden hours per response...13.00

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

MONGOLIAN EXPLORATION LTD
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Shares

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $0

(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MONGOLIAN EXPLORATION LTD.

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION AS OF MAY 02, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF MONGOLIAN EXPLORATION LTD ("MONGOLIAN" OR THE "COMPANY") WAS TAKEN ON MAY 02, 2006 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320 OF THE NEVADA REVISED STATUTES. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF MONGOLIAN NECESSARY FOR THE ADOPTION OF THE ACTION.

1.	To approve the amendment of the Articles of Incorporation to:

a.	change the name of Mongolian from "Mongolian Explorations Ltd" to "Knewtrino, Inc."; and

b.	Change the authorized share capital of Mongolian to 500,000,000 shares of common stock with a par value of $0.001 per share

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 30, 2006 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ IVAN BEBEK

________________________________
IVAN BEBEK, PRESIDENT &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: May 17, 2006

MONGOLIAN EXPLORATION LTD
750 West Pender Street, Suite 1605
Vancouver, British Columbia, Canada

INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Mongolian Exploration Ltd., a Nevada corporation ("Mongolian" or the "Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a majority action of shareholders (the "Action") of Mongolian taken on May 2, 2006, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These stockholders collectively own in excess of the required majority of the outstanding voting securities of Mongolian necessary for the adoption of the action. The following matters were approved:

1.	To approve the amendment of the Articles of Incorporation to:

a.	change the name of Mongolian from "Mongolian Explorations Ltd" to "Knewtrino, Inc."; and

b.	Change the authorized share capital of Mongolian to 500,000,000 shares of common stock with a par value of $0.001 per share

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about May 17, 2006. This Information Statement constitutes notice to Mongolian's stockholders of corporate action by stockholders without a meeting as required by Chapter 607 of the Nevada Revised Statutes.

The date of this Information Statement is May 02, 2006.

QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Four stockholders holding a majority of the outstanding voting common stock of Mongolian (the "Majority Stockholders") have already agreed to approve:

1.	To approve the amendment of the Articles of Incorporation to:

a.	change the name of Mongolian from "Mongolian Explorations Ltd" to "Knewtrino, Inc."; and

b.	Change the authorized share capital of Mongolian to 500,000,000 shares of common stock with a par value of $0.001 per share

Q:     Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: As a result of the rapid deterioration of the political situation in Mongolia, the board of directors has decided to abandon Mongolian’s planned mining operations in that country. Instead, the board has elected to pursue opportunities outside of mining in Mongolia. The reasons for this decision are further discussed in the Company’s filing on Form 8-K on April 24, 2006. The board is actively searching for opportunities which it believes on balance will better serve the shareholders that pursuit of the previous business. The board has not yet decided whether such business operations will require the acquisition of one or more companies. All of these actions are necessary to position the Company for an entry into another field. The name Mongolian Explorations will, in the judgment of the board, seriously impair the Company’s ability to pursue business opportunities or hire qualified employees outside of the realm of mining operations in Mongolia and the increase in shares authorized will provide maximum flexibility to pursue other business opportunities.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On April 30, 2006 (the "Record Date"), Mongolian had 9,350,000 outstanding shares of common stock with a par value of $0.001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to Mongolian's Articles of Incorporation, were held by approximately forty-two (42) stockholders of record. In connection with the various matters outlined in this Information Statement, Mongolian's Board of Directors and a majority of its shareholders, by written consent in lieu of a shareholders meeting, have agreed to:

•	amend the Articles of Incorporation of Mongolian to change the name of Mongolian to "Knewtrino, Inc.";
•	increase the authorized common shares of the corporation to 500,000,000

The principal effect of these actions will be to permit the Company to issue more shares.

Approval of these actions requires the affirmative consent of at least a majority of the outstanding shares of common stock of Mongolian. Majority Stockholders holding a total of more than 5,400,000 shares of common stock (57.8%), have already agreed to these actions.

Approval of the Number of Authorized Shares. The increase in the number of authorized shares is intended to give the Company maximum flexibility in seeking financing or pursuing other business opportunities outside of the Mongolian mining business space. Approval of this action requires the affirmative consent of at least a majority of the outstanding shares of common stock of Mongolian. Majority Stockholders holding a total of more than 5,400,000 shares of common stock (57.8%), have already agreed to this action.

Approval of the Name Change. The proposed change of Mongolian's name to "Knewtrino, Inc." is intended to convey more clearly a sense of Mongolian's business and to allow it to pursue other opportunities. The name Mongolian Explorations Ltd. very much limits the Company’s ability to pursue other opportunities. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of common stock of Mongolian. Majority Stockholders holding a total of more than 5,400,000 shares of common stock (57.8%), have already agreed to this action.

Record Date

The close of business on April 30, 2005, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by Mongolian, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that Mongolian will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to shareholders who were known to Mongolian to be beneficial owners of more than 5% of the common stock as of April 30, 2005, and officers and directors of Mongolian individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Ivan Bebek 830 Fairmile Rd. West Vancouver, BC V7S 1R3, Canada, Canadian Resident	2,000,000 shares	21.39%
Common	Greg Thomson 202 Street, #3779 Langley, B.C., V3A 1R9, Canada Canadian Resident	0	0

Total of All Directors and Executive Officers:		2,000,000 shares	21.39%
More Than 5% Beneficial Owners:		None	0

AMENDMENT TO ARTICLES OF INCORPORATION

Amendment to Authorized Share Capital

Mongolian's current authorized share capitalization will increase from 25,000,000 shares of common stock with a par value of $0.001 per share to 500,000,000 shares of common stock with a par value of $0.001 per share. The primary consequence of these actions will be to allow the board of directors to substantially dilute the current shareholders of the corporation without additional shareholder approval.

Name Change

The proposed amendment to Mongolian's Articles of Incorporation will cause Mongolian to change its name to "Knewtrino, Inc." On filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, the name change will be effective.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to Mongolian's stockholders. Any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. Certificates bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Pacific Stock Transfer Company, 500 E. Warm Springs Road, Ste 240, Las Vegas NV 89119.

SHARE CAPITALIZATION OF MONGOLIAN

Material Terms of the Common Stock

As of April 30, 2005, there were 9,350,000 shares issued and outstanding. No additional shares will be issued by virtue of these actions.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Mongolian, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Mongolian and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of Mongolian, holders of shares of common stock are entitled to receive pro rata on all of the assets of Mongolian available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of Mongolian does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Mongolian, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Executive Compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Ivan Bebek	Director, Chief Executive Officer, President, Treasurer, Secretary	2005 2004 2003	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Greg Thompson	Director	2005 2004 2003	$500/mth $500/mth 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Compensation to Directors

As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options. During the last fiscal year, we did not grant any stock options to our directors.

Stock Option Grants

We did not grant any stock option to the executive officers during our most recent fiscal year ended December 31, 2005. We have also not granted any stock option to the executive officers since December 31, 2005.

Board of Directors Report on Executive Compensation

The Board of Directors of Mongolian will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Mongolian. The goals of Mongolian are to align compensation with business objectives and performance and to enable Mongolian to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Mongolian. Mongolian will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, Mongolian may set up a pension plan or similar retirement plans.

Mongolian has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

Stock Options

Mongolian has no stock options outstanding.

Familial Relationships

None.

Indemnification

The Nevada Revised Statutes contain provisions for indemnification of the officers and directors of Mongolian. The Bylaws require Mongolian to indemnify such persons to the full extent permitted by law. The Bylaws with certain exceptions, eliminate any personal liability of a director to Mongolian or its stockholders for monetary damages to Mongolian or its stockholders for gross negligence or lack of care in carrying out the director's fiduciary duties. Nevada law permits such indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of Mongolian. A director or officer must be indemnified as to any matter in which he successfully defends himself.

The officers and directors of Mongolian are accountable to the stockholders of Mongolian as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling Mongolian's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where Mongolian has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Mongolian, due to a breach of fiduciary duty by an officer or director of Mongolian in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from Mongolian.

Mongolian may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of Mongolian in most cases for any liability suffered by them or arising out of their activities as officers and directors of Mongolian, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. Mongolian has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Mongolian may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not Mongolian would have the power to indemnify such persons.

INDEPENDENT ACCOUNTANTS

Mongolian's current auditor is the firm of Amisano Hanson. There have never been changes in, or disagreements with, accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

Mongolian files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that Mongolian files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows Mongolian to "incorporate by reference" the information it files with them, which means that Mongolian can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information Mongolian incorporates by reference is an important part of this Information Statement. Subsequent information that Mongolian files with SEC will automatically update and supersede this information.

Mongolian incorporates by reference the following documents filed by Mongolian pursuant to the Securities Exchange Act of 1934: (i) Mongolian's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005; and (ii) any future filings Mongolian makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless Mongolian has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning Mongolian at the following address:

Mongolian Explorations Ltd.

750 West Pender Street, Suite 1605

Vancouver, British Columbia, Canada

You should rely only on the information Mongolian has provided or incorporated by reference in this Information Statement or any supplement. Mongolian has not authorized any person to provide information other than that provided here. Mongolian has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ivan Bebek

Ivan Bebek
President and C.E.O.

EXHIBIT "A"

EXHIBIT A

STATE OF NEVADA
AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MONGOLIAN EXPLORATION LTD.

A corporation organized and existing under and by virtue of the laws of the State of Nevada (the “Corporation”)

DOES HEREBY CERTIFY:

FIRST: That, at a meeting of the Board of Directors of Mongolian Exploration Ltd., a resolution was duly adopted setting forth a proposed amendment of the Articles of Incorporation of the Corporation, declaring said amendment to be advisable and calling for written consent of stockholders in lieu of a meeting. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST	The name of the corporation is Knewtrino, Inc.

FURTHER RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

FOURTH
The amount of the total authorized capital stock of the corporation is Twenty-Five Thousand Dollars ($500,000.00) consisting of Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 each. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the holders of a majority of the outstanding shares of the Corporation’s common stock entitled to vote thereon executed a written consent greater than the necessary number of shares as required by statute in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions set forth under Nevada corporate law and the Corporation’s bylaws.

IN WITNESS WHEREOF: the undersigned hereby duly executes this Certificate of Amendment declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 2nd day of May, 2006.

/s/ IVAN BEBEK
IVAN BEBEK, President